EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Department 56, Inc. on Form S-3 (File No. 333-17005) of our reports dated February 14, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Department 56, Inc. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

December 27, 1996